Exhibit 4.2

New York Mortgage Trust, Inc.

as the Issuer

and

U.S. Bank National Association

as Trustee

First Supplemental Indenture

Dated as of January 23, 2017

to the Indenture

Dated as of January 23, 2017

6.25% Senior Convertible Notes due 2022

TABLE OF CONTENTS

ARTICLE 1

SCOPE OF SUPPLEMENTAL INDENTURE

Section 1.01	Scope	2

ARTICLE 2

DEFINITIONS

Section 2.01	Definitions and Other Provisions of General Application	2
Section 2.02	References to Interest	7

ARTICLE 3

ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND CONVERSION OF NOTES

Section 3.01	Designation and Amount	7
Section 3.02	Form of Notes	7
Section 3.03	Date and Denomination of Notes; Payments of Interest; Defaulted Interest	8
Section 3.04	Exchange and Registration of Transfer of Notes; Depositary	9
Section 3.05	Mutilated, Destroyed, Lost or Stolen Notes	9
Section 3.06	Additional Notes; Repurchases	10

ARTICLE 4

SATISFACTION AND DISCHARGE; DEFEASANCE

Section 4.01	Applicability of Article VII of the Base Indenture	11
Section 4.02	Satisfaction and Discharge	11

ARTICLE 5

PARTICULAR COVENANTS OF THE COMPANY

Section 5.01	Payment of Principal and Interest	11
Section 5.02	Consolidation and Merger	12
Section 5.03	Reports by the Company	12
Section 5.04	Statements as to Defaults; Compliance with Indenture	12

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01	Amendments to Base Indenture Events of Default	13

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE dated as of January 23, 2017 among New York Mortgage Trust, Inc., a Maryland corporation (the “Company”), and U.S. Bank National Association, as trustee (the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company and the Trustee executed and delivered an Indenture, dated as of January 23, 2017 (the “Base Indenture” and as supplemented by this First Supplemental Indenture, the “Indenture”), to provide for the issuance by the Company from time to time of its debentures, notes or other evidences of indebtedness (the “Debt Securities”);

WHEREAS, Section 3.01 of the Base Indenture provides that the terms of any series of Debt Securities may be established pursuant to a supplemental indenture and Section 12.01 of the Base Indenture provides that the Company and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Base Indenture, without the consent of any Holders, to, among other things, establish the form or terms of Debt Securities of any series as permitted by Section 3.01 of the Base Indenture;

WHEREAS, the Company has duly authorized the issuance of the Company’s 6.25% Senior Convertible Notes due 2022 (the “Notes”), initially in an aggregate principal amount not to exceed $138,000,000, and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this First Supplemental Indenture; and

WHEREAS, the Company desires to issue and sell $138,000,000 aggregate principal amount of the Notes as of the date hereof;

WHEREAS, the Company desires to establish the form and terms of the Notes as a series of Debt Securities under the Indenture;

WHEREAS, all things necessary to make this First Supplemental Indenture a legal and binding supplement to the Base Indenture in accordance with its terms and the terms of the Base Indenture have been done;

WHEREAS, the Company has complied with all conditions precedent provided for in the Base Indenture relating to this First Supplemental Indenture; and

WHEREAS, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture.

NOW, THEREFORE:

For and in consideration of the premises stated herein and the purchase of the Notes by the Holders thereof, the Company and the Trustee covenant and agree, for the equal and proportionate benefit of the Holders of the Notes, as follows:

ARTICLE 1

SCOPE OF SUPPLEMENTAL INDENTURE

Section 1.01                             Scope. This First Supplemental Indenture constitutes a supplement to the Base Indenture and an integral part of the Indenture and shall be read together with the Base Indenture (with such modifications to the Base Indenture as are expressly set forth in this First Supplemental Indenture) as though all the provisions thereof are contained in one instrument. Except as expressly amended by this First Supplemental Indenture, the terms and provisions of the Base Indenture shall remain in full force and effect. Notwithstanding the foregoing, this First Supplemental Indenture shall only apply to the Notes. For all purposes under the Base Indenture, the Notes shall constitute a single series of Debt Securities.

ARTICLE 2

DEFINITIONS

Section 2.01                             Definitions and Other Provisions of General Application. For all purposes of this First Supplemental Indenture unless otherwise specified herein:

(a)                                 all terms used in this First Supplemental Indenture which are not otherwise defined herein shall have the meanings they are given in the Base Indenture;

(b)                                 the provisions of general application stated in Section 1.01 of the Base Indenture shall apply to this First Supplemental Indenture, except that references to “this Indenture” shall be substituted with references to “this First Supplemental Indenture”;

(c)                                  references herein to Sections and Articles refer to Sections and Articles of this First Supplemental Indenture, unless stated otherwise; and

(d)                                 Section 1.01 of the Base Indenture is amended and supplemented, solely with respect to the Notes, by inserting the following additional defined terms in their appropriate alphabetical positions and deleting any defined terms therein that are also defined in this Section 2.01;

“Additional Interest” means all amounts, if any, payable pursuant to Section 6.02.

“Additional Shares” shall have the meaning specified in Section 8.03(a).

“Applicable Procedures” means, with respect to any matter at any time, the policies and procedures of the Depositary, if any, that are applicable to such matter at such time.

“Averaging Period” shall have the meaning specified in Section 8.04(e).

“Base Indenture” shall have the meaning specified in the first paragraph of the recitals of this First Supplemental Indenture.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Capital Stock” means, for any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the equity of such Person, but excluding any debt securities convertible into such equity.

“Clause A Distribution “ shall have the meaning specified in Section 8.04(c).

“Clause B Distribution “ shall have the meaning specified in Section 8.04(c).

“Clause C Distribution “ shall have the meaning specified in Section 8.04(c).

“close of business” means 5:00 p.m. (New York City time).

“Commission” shall have the meaning specified in Section 5.03(a).

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Company” shall, subject to Section 5.02(b), have the meaning specified in the first paragraph of this First Supplemental Indenture.

“Conversion Agent” shall have the meaning specified in Section 3.04(d).

“Conversion Date” shall have the meaning specified in Section 8.02(c).

“Conversion Obligation” shall have the meaning specified in Section 8.01(a).

“Conversion Rate” shall have the meaning specified in Section 8.01(a).

“Custodian” means the Trustee, as custodian for The Depository Trust Company, with respect to the Global Notes, or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“defaulted interest” means, solely for purposes of the Notes, any amounts on any Note (including, without limitation, the Fundamental Change Repurchase Price, principal and interest) that are payable but are not punctually paid or duly provided for.

“Distributed Property” shall have the meaning specified in Section 8.04(c)(i).

“Dividend Threshold Amount” shall have the meaning specified in Section 8.04(d).

“Effective Date” shall have the meaning specified in Section 8.03(c), except that, as used in Section 8.04, “Effective Date” means the first date on which the Shares trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

“Ex-Dividend Date” means the first date on which the Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of the Shares on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“First Supplemental Indenture” means this instrument as originally executed or, if amended, or supplemented as herein provided, as so amended or supplemented.

“Form of Fundamental Change Repurchase Notice” shall mean the “Form of Fundamental Change Repurchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.

“Form of Notice of Conversion” shall mean the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

“Fundamental Change” shall be deemed to have occurred when any of the following occurs:

(a)                                 the consummation of any transaction (other than a transaction described in clause (b)(ii) below) the result of which is that any “person” or “group” (within the meaning of Section 13(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the Company’s Capital Stock that is at the time entitled to vote by the holder thereof in the election of the Board of Directors (or comparable body); or

(b)                                 the consummation of (i) any recapitalization, reclassification or change of the Shares (other than changes resulting from a subdivision or combination) as a result of which the Shares would be converted into, or exchanged for, stock, other securities, other property or assets; (ii) any share exchange, consolidation or merger of the Company pursuant to which the Shares will be converted into cash, securities or other property; or (iii) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and the Company’s subsidiaries, taken as a whole, to any person or group; provided, however, that a transaction described in clause (ii) in which the holders of all classes of the Company’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee or any parent thereof immediately after such transaction in substantially the same proportions vis-à-vis each other as such ownership immediately prior to such transaction shall not be a fundamental change pursuant to this clause (b); or

(c)                                  the adoption of a plan relating to liquidation or dissolution of the Company; or

(d)                                 the Shares (or other Common Equity underlying the Notes) cease to be listed on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors).

provided, however, that, notwithstanding the foregoing, any transaction or event described in clause (a) or (b) above will not constitute a Fundamental Change, if in connection with such transaction or event, or as a result thereof, at least 90% of the consideration received or to be received for the Shares (excluding cash payments in lieu of fractional Shares and cash payments made pursuant to dissenters’ appraisal rights) in the transaction or transactions that would otherwise constitute a “Fundamental Change” consists of shares of common stock traded on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or that will be so traded when issued or exchanged in connection with the transaction and, the Notes become convertible into the applicable Reference Property as a result of such transaction.

“Fundamental Change Company Notice” shall have the meaning specified in Section 9.01(c).

“Fundamental Change Repurchase Date” shall have the meaning specified in Section 9.01(a).

“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 9.01(b)(i).

“Fundamental Change Repurchase Price” shall have the meaning specified in Section 9.01(a).

“Global Note” shall have the meaning specified in Section 3.04(b).

“Indenture” shall have the meaning specified in the first paragraph of the recitals of this First Supplemental Indenture.

“Interest Payment Date” means each January 15 and July 15 of each year, beginning on July 15, 2017.

“Last Reported Sale Price” of the Shares on any date means the closing sale price per Share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Shares are traded. If the Shares are not listed or admitted for trading, the “Last Reported Sale Price” of the Shares shall be the last quoted bid price for the Shares in the over-the-counter market on the relevant Trading Day as reported by OTC Markets Group Inc. or another similar organization selected by the Company. If the Shares are not so quoted, the “Last Reported Sale Price” of the Shares shall be the average of the mid-point of the last bid and ask prices for the Shares on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change (determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the proviso in clause (b) of the definition thereof).

“Maturity Date” means January 15, 2022.

“Merger Event” shall have the meaning specified in Section 8.07(a).

“Note” or “Notes” shall have the meaning specified in the third paragraph of the recitals of this First Supplemental Indenture.

“Notice of Conversion” shall have the meaning specified in Section 8.02(b).

“open of business” means 9:00 a.m. (New York City time).

“outstanding,” when used with reference to Notes, shall mean “Outstanding” as defined in the Base Indenture, with the additional exceptions (which will not be deemed Outstanding) set forth below:

(a)                                 Notes converted pursuant to Article 8 and required to be cancelled pursuant to Section 3.06; and

(b)                                 Notes repurchased by the Company pursuant to the penultimate sentence of Section 3.06.

“Physical Notes” means permanent certificated Notes in registered form.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 3.05 in lieu of or in conversion for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.

“Prospectus Supplement” means the preliminary prospectus supplement dated January 17, 2017, as supplemented by the pricing term sheet dated January 17, 2017, relating to the offering and sale of the Notes.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Shares (or other applicable security) have the right to receive any cash, securities or other property or in which the Shares (or such other security) are exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Shares (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, statute, contract or otherwise).

“Reference Property” shall have the meaning specified in Section 8.07(a).

“Regular Record Date,” with respect to any Interest Payment Date, shall mean the January 1 or July 1 (whether or not such day is a Business Day) immediately preceding the applicable January 15 or July 15 Interest Payment Date, respectively.

“Shares” means shares of common stock of the Company, $0.01 par value, subject to Section 8.07.

“Significant Subsidiary” shall have the meaning specified in Rule 1-02(w) of Regulation S-X.

“Spin-Off” shall have the meaning specified in Section 8.04(c)(ii).

“Stock Price” shall have the meaning specified in Section 8.03(c).

“Trading Day” means a day on which (i) trading in the Shares (or other security for which a closing sale price must be determined) generally occurs on The NASDAQ Global Select Market or, if the Shares are not then listed on The NASDAQ Global Select Market, on the principal other United States national or regional securities exchange or market on which the Shares (or such other security) are then traded, and (ii) a Last Reported Sale Price for the Shares (or such other security) is available on such securities exchange or market. If the Shares (or such other security) are not so listed or admitted for trading, “Trading Day” means a Business Day.

“Trigger Event” shall have the meaning specified in Section 8.04(c).

“unit of Reference Property” shall have the meaning specified in Section 8.07(a).

“Valuation Period” shall have the meaning specified in Section 8.04(c)(ii).

Section 2.02                             References to Interest. Unless the context otherwise requires, any reference to interest on, or in respect of, any Note in the Indenture shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to Section 6.02. Unless the context otherwise requires, any express mention of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

ARTICLE 3

ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND CONVERSION OF NOTES

Section 3.01                             Designation and Amount. The Notes shall be designated as the “6.25% Senior Convertible Notes due 2022.” The aggregate principal amount of Notes that may be authenticated and delivered under the Indenture is initially limited to $138,000,000, subject to Section 3.06 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes pursuant to Section 3.05, Section 3.06 and Section 12.06 of the Base Indenture and (as amended, if applicable, by) Section 3.04, Section 3.05 and Section 9.03 of this First Supplemental Indenture.

Section 3.02                             Form of Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of the Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of the Indenture, expressly agree to such terms and provisions and to be bound thereby.

Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of the Indenture as may be required by the Custodian or the Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the Officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of the Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

Each Global Note shall represent such principal amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect repurchases, cancellations, transfers or conversions permitted hereby. Any endorsement of the Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with the Indenture.

Section 3.03                             Date and Denomination of Notes; Payments of Interest; Defaulted Interest. (a) The Notes shall be issuable in registered form without coupons in minimum denominations of $1,000 principal amount and integral multiples of $1,000 in excess thereof. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of such Note. Accrued interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months. Unless prohibited by applicable law, payments of principal or interest (including Additional Interest, if any) on the Notes that are not made when due will accrue defaulted interest at the then-applicable interest rate on the Notes from the required payment date; provided, however, that if a payment date is not a Business Day, payment will be made on the next succeeding Business Day and no interest will accrue thereon for such days preceding the first succeeding Business Day.

(b)                                 The Person in whose name any Note (or its Predecessor Note) is registered on the Security Register at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. Interest shall be payable at the office or agency of the Company maintained by the Company for such purposes, which shall initially be the Corporate Trust Office in New York City. The Company shall pay interest (i) on any Physical Notes (A) to Holders holding Physical

Notes having an aggregate principal amount of less than $5.0 million, by check mailed to the Holders of these Notes at their address as it appears in the Security Register and (B) to Holders holding Physical Notes having an aggregate principal amount of $5.0 million or more, by wire transfer in immediately available funds at the election of the Holders of these Notes duly delivered to the trustee at least five Business Days prior to the relevant Interest Payment Date or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.

Section 3.04          Exchange and Registration of Transfer of Notes; Depositary.

(a)           Notwithstanding the provisions of Section 3.05 of the Base Indenture, none of the Company, the Trustee or the Registrar shall be required to exchange Notes for other Notes or register a transfer of (i) any Notes surrendered for conversion in accordance with Article 8 for Shares, or, if a portion of any Note is surrendered for conversion for Shares, such portion thereof surrendered for conversion in accordance with Article 8 or (ii) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article 9.

(b)           So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, all Notes shall be represented by one or more Global Securities (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary. The transfer and exchange of beneficial interest in a Global Note that does not involve the issuance of a Physical Note, shall be effected through the Depositary (but not the Trustee or the Custodian) in accordance with the Indenture (including the restrictions on transfer set forth herein) and the Applicable Procedures.

(c)           The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to each Global Note. Initially, each Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co. A Global Note may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.

(d)           The Company shall cause to be kept an office or agency where Notes may be presented for conversion in accordance with Article 8 of this First Supplemental Indenture (the “Conversion Agent”). The Company initially appoints the Trustee as Conversion Agent. The Company may have one or more additional Conversion Agents with respect to the Notes. If the Company fails to maintain a Conversion Agent, the Trustee shall act as such. The Company or any Affiliate of the Company may act as Conversion Agent; provided that neither the Company nor an Affiliate of the Company shall act as Conversion Agent in connection with the discharge of the Indenture under Article 4 of this First Supplemental Indenture.

Section 3.05          Mutilated, Destroyed, Lost or Stolen Notes. Solely for purposes of the Notes, the third and fourth paragraphs of Section 3.06 of the Base Indenture are hereby deleted in their entirety and replaced with the following: “In case any Note that has matured or is about to mature or has been surrendered for required repurchase or is about to be converted in accordance with Article 8 shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any Paying Agent or Conversion Agent evidence of their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof. No service charge shall be imposed by the Company, the Trustee, the Registrar, any co-Registrar or the Paying Agent upon the issuance of any substitute Note, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of the new substitute Note being different from the name of the Holder of the old Note that became mutilated or was destroyed, lost or stolen.”

Section 3.06          Additional Notes; Repurchases.

(a)           The Company may, without the consent of the Holders and notwithstanding Section 3.01, reopen the Indenture and issue additional Notes hereunder with the same terms and conditions, except for any differences in the issue price and interest accrued prior to the issue date of the additional Notes (and with the same CUSIP numbers or different CUSIP numbers as the Notes) as the Notes initially issued hereunder in an unlimited aggregate principal amount; provided that if the same CUSIP number is used for any such additional Notes, such additional Notes must be part of the same issue as the Notes initially issued under this First Supplemental Indenture for U.S. federal income tax purposes. If such additional Notes are not part of the same issue as the Notes initially issued under this First Supplemental Indenture for U.S. federal income tax purposes, such additional Notes shall have a separate CUSIP number. Prior to the issuance of any such additional Notes, the Company shall deliver to the Trustee a Company Order, an Officer’s Certificate and an Opinion of Counsel, such Officer’s Certificate and Opinion of Counsel to the effect that such issuance is permitted under the Indenture. In addition, the Company may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Company), repurchase Notes in the open market or otherwise, whether by the Company or its Subsidiaries or through a private or public tender or conversion offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives.

(b)           No additional Notes may be issued if any Event of Default has occurred and is continuing with respect to the Notes.

(c)           The Company shall cause any Notes so repurchased (other than Notes repurchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the Trustee for cancellation in accordance with Section 3.09 of the Base Indenture.

ARTICLE 4

SATISFACTION AND DISCHARGE; DEFEASANCE

Section 4.01          Applicability of Article VII of the Base Indenture. Article VII of the Base Indenture shall not apply with respect to the Notes. Instead, the satisfaction and discharge provisions set forth in this Article 4 shall, with respect to the Notes, supersede in their entirety Article VII of the Base Indenture, and all references in the Base Indenture to such Sections and satisfaction and discharge provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article 4 and the satisfaction and discharge provisions set forth in this Article 4.

Section 4.02          Satisfaction and Discharge. This First Supplemental Indenture and the Base Indenture with respect to the Notes shall upon request of the Company contained in an Officer’s Certificate cease to be of further effect, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of the Indenture, when (a) (i) all Notes theretofore authenticated and delivered (other than (x) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06 of the Base Indenture and (y) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 6.03 of the Base Indenture) have been delivered to the Trustee for cancellation; or (ii) the Company has deposited with the Trustee or delivered to Holders, as applicable, after the Notes have become due and payable, whether on the Maturity Date, any Fundamental Change Repurchase Date, upon conversion or otherwise, cash and/or Shares (solely to satisfy the Company’s outstanding Conversion Obligation, if applicable), sufficient to pay all of the outstanding Notes and all other sums due and payable under the Indenture by the Company; and (b) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of the Indenture have been complied with. Notwithstanding the satisfaction and discharge of this First Supplemental Indenture, the obligations of the Company to the Trustee under Section 9.07 of the Base Indenture shall survive.

ARTICLE 5

PARTICULAR COVENANTS OF THE COMPANY

Section 5.01          Payment of Principal and Interest. (a) Section 6.01 of the Base Indenture shall not apply to the Notes.

(b)           The Company covenants and agrees that it will cause to be paid the principal of, and accrued and unpaid interest on, each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

Section 5.02          Consolidation and Merger.

(a)           Sections 11.01 and 11.02 of the Base Indenture shall not apply to the Notes. The Company shall not, in a single transaction or a series of related transactions, consolidate with or merge with or into any other Person or sell, convey, transfer or lease its property and assets substantially as an entirety to another Person, unless:

(i)            either (a) the Company is the continuing or surviving corporation or (b) the resulting, surviving or transferee Person (if other than the Company) is a corporation or limited liability company organized and existing under the laws of the United States, any state thereof or the District of Columbia and such person assumes, by a supplemental indenture in a form reasonably satisfactory to the Trustee, all of the Company’s obligations under the Notes and the Indenture;

(ii)           immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing under the Indenture; and

(iii)          it shall have delivered to the Trustee an Officer’s Certificate and Opinion of Counsel to the effect that the foregoing conditions are satisfied.

(b)           In the event of any transaction described in and complying with the conditions listed in the immediately preceding paragraph in which the Company is not the continuing or surviving corporation, the successor person formed or remaining shall succeed, and be substituted for, and may exercise every right and power of, the Company, and, except in the case of a lease, the Company shall be discharged from its obligations under the Notes and the Indenture.

Section 5.03          Reports by the Company. (a) The Company shall deliver to the Trustee, within 15 days after filing with the Securities and Exchange Commission (the “Commission”), copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, provided that public availability of the foregoing on the Commission’s website or the Commission’s “EDGAR” system will be deemed to satisfy such delivery obligations.

(b)           Delivery of the reports and documents described in subsection (a) above to the Trustee or to any Holder is for informational purposes only, and the Trustee’s or such Holder’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely on an Officer’s Certificate) and the Trustee shall have no liability or responsibility for the filing, content or timeliness of such reports.

Section 5.04          Statements as to Defaults; Compliance with Indenture

(a)           Section 6.05 of the Base Indenture shall not apply to the Notes.

(b)           The Company shall deliver to the Trustee, on or before a date not more than 120 calendar days after the end of each fiscal year, a written statement as to compliance with the Indenture, including whether or not any Default has occurred. In addition, the Company shall notify the Trustee promptly (and in any event within 30 days) upon becoming aware of the occurrence of any Event of Default or Default and deliver an Officer’s Certificate setting forth the details of such Event of Default or Default, its status and the action that the Company is taking or proposing to take in respect thereof.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01          Amendments to Base Indenture Events of Default.

(a)           Sections 8.01, 8.02 and 8.13 of the Base Indenture shall not apply to the Notes. All references in the Base Indenture to Sections 8.01(a), (b), (e) or 8.01(f), as the case maybe, shall with respect to the Notes, be deemed to be references to clauses 6.01(a)(i), (ii), (ix)or (x), respectively, of this Section 6.01 and the provisions set forth therein. The following events shall be “Events of Default” with respect to the Notes:

(i)            the Company fails to pay any interest on the Notes when due and such failure continues for a period of 30 calendar days;

(ii)           the Company fails to pay principal of the Notes when due at maturity, or the Company fails to pay the Fundamental Change Repurchase Price payable in respect of any Notes when due;

(iii)          the Company fails to deliver Shares upon the conversion of any Notes and such failures continues for more than five Business Days;

(iv)          the Company fails to comply with Section 5.02;

(v)           the Company fails to provide notice of the effective date of a Fundamental Change as required by Section 9.01(c) or a notice of a Make-Whole Fundamental Change as required by Section 8.03(b) and such failure continues for more than five Business Days;

(vi)          the Company fails to perform or observe any other term, covenant or agreement in the Notes or the Indenture for a period of 60 calendar days after written notice of such failure is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding;

(vii)         a failure to pay when due (whether at stated maturity or otherwise) or a default that results in the acceleration of maturity, of any indebtedness for borrowed money of the Company or any of its Significant Subsidiaries in an aggregate amount in excess of $25,000,000 (or its foreign currency equivalent), unless such indebtedness is discharged, or such acceleration is rescinded, stayed or annulled, within a period of 30 calendar days after written notice of such failure is given to the Company by the Trustee or to the Company or the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding;

(viii)        a final judgment for the payment in excess of $25,000,000 (or its foreign currency equivalent), excluding any amounts covered by insurance, rendered against the Company any of its subsidiaries, which judgment is not discharged or stayed within 30 calendar days after (i) the date on which the right to appeal or petition for review thereof has expired if no such appeal or review has commenced, or (ii) the date on which all rights to appeal or petition for review have been extinguished;

(ix)          the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company or a Significant Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

(x)           the commencement by the Company or any Significant Subsidiary of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, of the consent by it to the entry of a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due.

(b)           If an Event of Default, other than an Event of Default with respect to the Company (and not any Significant Subsidiary) specified in Sections 6.01(a)(ix) or 6.01(a)(x), occurs and is continuing, then the Trustee or the Holders of not less than 25% in principal amount of all the outstanding Notes may declare the principal amount of the Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount shall become immediately due and payable. If an Event of Default with respect to the Company (and not any Significant Subsidiary) specified in Section 6.01(a)(ix) or 6.01(a)(x) occurs, the principal amount of all the outstanding Notes shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable. Thereupon, the Trustee may, in its discretion, proceed to protect and enforce the rights of the Holders of the Notes by appropriate judicial proceedings.

(c)           At any time after such acceleration has occurred but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the Notes outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(i)            the Company has paid or deposited with the Trustee a sum sufficient to pay: (1) all overdue interest on all Notes; (2) the principal amount of any Notes that have become due otherwise than by such declaration of acceleration; (3) to the extent that payment of such interest is lawful, interest upon overdue interest; (4) all sums paid or advanced by the Trustee under this First Supplemental Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(ii)           all Events of Default, other than the non-payment of the principal amount and any accrued and unpaid interest that have become due solely by such declaration of acceleration, have been cured or waived.

Section 6.02          Additional Interest. Notwithstanding anything in the Indenture or in the Notes to the contrary, to the extent the Company elects, the sole remedy for Event of Default relating to (i) the Company’s failure to file with the Trustee pursuant to Section 314(a)(1) of the Trust Indenture Act any documents or reports that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act or (ii) the Company’s failure to comply with its obligations as set forth in Section 5.03 shall for the first 180 days after the occurrence of such an Event of Default consist exclusively of the right to receive Additional Interest on the Notes at a rate equal to (i) 0.25% per annum of the principal amount of the Notes outstanding for each day during the first 90 day period on which such Event of Default is continuing beginning on, and including, the date on which such an Event of Default first occurs and (ii) 0.50% per annum of the principal amount of the Notes outstanding for each day during the next 90-day period during which such Event of Default is continuing beginning on, and including, the 91st day after such an Event of Default first occurred. However, in no event will Additional Interest exceed an aggregate rate of 0.50% per annum on any Note. The Additional Interest will accrue on all outstanding Notes from and including the date on which an Event of Default relating to a failure to comply with the reporting obligations referenced above first occurs to, but not including, the 181st day thereafter (or such earlier date on which the Event of Default relating to the reporting obligations shall have been cured or waived). On the 181st day, if such Event of Default is continuing, such Additional Interest will cease to accrue and the Notes will be subject to acceleration as provided in Section 6.01(b). The provisions of the Indenture described in this paragraph will not affect the rights of Holders of Notes in the event of the occurrence of any other Event of Default. If the Company elects to pay Additional Interest as the sole remedy during the first 181 days after the occurrence of any Event of Default described in the immediately preceding paragraph, then the Company must notify all Holders of the Notes, the Trustee and the Paying Agent of such election prior to the beginning of such 181-day period. In the event the Company does not elect to pay Additional Interest following an Event of Default in accordance with this Section 6.02 or the Company elected to make such payment but does not pay the Additional Interest when due, the Notes shall be subject to acceleration as provided in Section 6.01(b).

Section 6.03          Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the Notes outstanding, may, on behalf of the Holders of all of the Notes, waive any past Default or Event of Default under the indenture and its consequences, except:

(a)           The Company’s failure to pay principal of or interest on any Notes when due;

(b)           The Company’s failure to convert any Notes into the conversion consideration specified by this Indenture;

(c)           The Company’s failure to pay the repurchase price on the Fundamental Change Repurchase Date in connection with a Holder exercising its repurchase rights; or

(d)           The Company’s failure to comply with any of the provisions of this Indenture that would require the consent of the Holder of each outstanding Note affected.

Section 6.04          Notice of Events of Default.

(a)           Section 9.02 of the Base Indenture shall not apply with respect to the Notes. In addition to any notice of default required under the Trust Indenture Act, within 90 calendar days of becoming aware of the occurrence of any Event of Default, the Trustee shall give notice to Holders of the Notes of all uncured Events of Default actually known to it. The Trustee may withhold notice to the Holder of the Notes of any Event of Default, except defaults in payment of principal or interest on the Notes or defaults in the failure to deliver the consideration due upon conversion, if the Trustee, in good faith, determines that the withholding of such notice is in the interest of the Holders.

Section 6.05          Limitation on Suits

(a)           Section 8.07 of the Base Indenture shall not apply to the Notes.

(b)           No Holder may pursue a remedy with respect to the Indenture or the Notes, except in the case of a default in the payment of principal or interest on the Notes, unless:

(i)            such Holder has previously delivered to the Trustee written notice that an Event of Default has occurred;

(ii)           the Holders of at least 25% of the aggregate principal amount of the then outstanding Notes deliver to the Trustee a written request that the Trustee pursue a remedy, and offer security or indemnity reasonably satisfactory to it against any cost, liability or expense of the Trustee;

(iii)          the Trustee fails to comply with the request within 60 calendar days after receipt of the request and offer of indemnity; and

(iv)          the Trustee does not receive an inconsistent direction from the Holders of a majority in aggregate principal amount of the outstanding Notes.

Section 6.06                             Control by Majority

(a)                                 Notwithstanding anything to the contrary in Section 8.12 of the Base Indenture, at any time, upon the occurrence of an Event of Default, the Holders of the majority of the aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or for exercising any trust or power conferred on the Trustee, subject to limitations specified in this First Supplemental Indenture.

ARTICLE 7

SUPPLEMENTAL INDENTURES

Section 7.01                             Applicability of Article XII of the Base Indenture. Sections 12.01 and 12.02 of the Base Indenture shall not apply to the Notes. Instead the provision set forth in this Article 7 shall apply to the Notes and shall supersede in its entirely Section 12.01 and 12.02 of the Base Indenture, and all references in the Base Indenture to 12.01 and 12.02 thereof and the provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to Sections 7.02 and 7.03, as the case may be, and the provisions set forth in this Article 7.

Section 7.02                             Supplemental Indentures Without Consent of Holders. Notwithstanding Section 7.03, solely for purposes of the Notes, the Company and the Trustee may amend or supplement the Indenture or the Notes without notice to or the consent of any Holder:

(a)                                 to provide for changes to conversion rights of Holders of the Notes in connection with a transaction described in Section 8.07;

(b)                                 to secure the Notes;

(c)                                  to provide for the assumption of the Company’s obligations to the Holders of the Notes in the event of a merger or consolidation, or sale, conveyance, transfer or lease of the Company’s property and assets substantially as an entirety pursuant to Section 5.02;

(d)                                 to surrender any right or power conferred upon the Company;

(e)                                  to add to the Company’s covenants for the benefits of the Holders of the Notes;

(f)                                   to cure any ambiguity or correct or supplement any inconsistent or otherwise defective provision contained in the Indenture; provided that such modification or amendment does not adversely affect the interests of the Holders of the Notes; provided, further, that any amendment made solely to conform the provisions of the Indenture to the Description of the Notes contained in the Prospectus Supplement will not be deemed to adversely affect the interests of the Holders of the Notes;

(g)                                  to make any provision with respect to matters or questions arising under the Indenture that the Company may deem necessary or desirable and that shall not be inconsistent with provisions of the Indenture; provided that such change or modification does not adversely affect the interests of the Holders of the Notes in any material respect;

(h)                                 to increase the Conversion Rate pursuant to Section 8.04(i);

(i)                                     comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(j)                                    to add guarantees of obligations under the Notes;

(k)                                 issue additional Notes pursuant to Section 3.06; and

(l)                                     provide for a successor Trustee.

Notwithstanding the foregoing, the Base Indenture may be amended or supplemented without the consent of Holders as provided therein with respect to establishing the terms of other series of Debt Securities or other changes that do not apply to the Notes.

Section 7.03                             Supplemental Indentures with Consent of Holders. With the consent of the Holders of not less than 50% in aggregate principal amount of the Notes then outstanding, the Company and the Trustee, may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Notes or the Indenture or any supplemental indenture (in each case as they relate to the Notes) or modifying in any manner the rights of the Holders; provided, however, that without the consent of each Holder of an outstanding Note affected, no such supplemental indenture shall:

(a)                                 change the Maturity Date of any Notes;

(b)                                 reduce the rate or extend the time for payment of interest of any Note;

(c)                                  reduce the principal amount of any Notes;

(d)                                 reduce any amount payable upon repurchase of any Note;

(e)                                  impair the right of a Holder to institute suit for the enforcement of any payment due on, or any conversion right with respect to, any Notes;

(f)                                   change the currency in which any Notes is payable;

(g)                                  change the Company’s obligation to repurchase any Notes upon a Fundamental Change in a manner adverse to Holders;

(h)                                 affect the right of any Holder to convert any Notes into Shares or reduce the number of Shares or any other property, including cash receivable upon conversion pursuant to the terms of this Indenture; or

(i)                                     modify any of the provisions of this Section 7.03 or Section 6.03 hereof, except to increase any such percentage or to provide that certain other provisions of the

Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “Trustee” and concomitant changes in this Section 7.03, or the deletion of this proviso, in accordance with the requirements of Section 9.10 of the Base Indenture and Section 7.02(k) hereof.

It shall not be necessary for any Act of Holders of Notes under this Section 7.03 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 7.04                             Notice of Amendment or Supplement

(a)                                 After an amendment or supplement under this Article 7 becomes effective, the Company shall mail to the Holders a notice briefly describing such amendment or supplement. However, the failure to give such notice to all the Holders, or any defect in the notice, shall not impair or affect the validity of the amendment or supplement.

ARTICLE 8

CONVERSION OF NOTES

Section 8.01                             Conversion Privilege. (a) Subject to and upon compliance with the provisions of this Article 8, each Holder of a Note shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple of $1,000 in excess thereof) of such Note at any time prior to the close of business on the Business Day preceding the Maturity Date at an initial Conversion Rate of 142.7144 Shares (subject to adjustment as provided in this Article 8, the “Conversion Rate”) per $1,000 principal amount of Notes (the “Conversion Obligation”).

(b)                                 Notwithstanding any provision of the Notes or this Indenture, no Person will be entitled to convert Notes for Shares to the extent that receipt of such Shares following conversion would cause such Person to exceed the ownership limits contained in the Company’s charter. Any attempted conversion of Notes that would result in the issuance of Shares in excess of limits in the Company’s charter, shall, in the absence of an exemption in the Company’s charter, be void to the extent of the number of Shares that would cause such violation and the related Note or portion thereof shall be returned to the Holder as promptly as practicable. The Company will have no further obligation to the Holder with respect to such voided conversion and such Notes will be treated as if they had not been submitted for conversion. A Holder of returned Notes may resubmit those Notes for conversion at a later date subject to compliance with the terms of this Indenture and ownership limits described in the Company’s charter.

Section 8.02                             Conversion Procedure; Settlement Upon Conversion. (a) Subject to this Section 8.02, and Sections 8.03(b) and 8.07(a), upon conversion of the Notes, the Company will deliver to the converting Holder, on the third Business Day immediately following the relevant Conversion Date, a number of Shares (subject to Section 8.02(j)) equal to the product of (i) the aggregate principal amount of Notes to be converted, divided by $1,000, and (ii) the applicable

Conversion Rate. Each conversion will be deemed to have been effected as to any Notes surrendered for conversion at the close of business on the Conversion Date.

(b)                                 Subject to Section 8.02(c), before any Holder of a Note shall be entitled to convert a Note as set forth above, such Holder shall (i) in the case of a Global Note, comply with Applicable Procedures and, if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 8.02(h) and (ii) in the case of a Physical Note (1) complete, manually sign and deliver a notice to the Conversion Agent as set forth in the Form of Notice of Conversion (or a facsimile thereof) (a “Notice of Conversion”) at the office of the Conversion Agent and state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any Shares to be delivered upon settlement of the Conversion Obligation to be registered, (2) surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, (3) if required, furnish appropriate endorsements and transfer documents, (4) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 8.02(h) and (5) pay any required taxes pursuant to Section 8.02(d). The Trustee (and if different, the Conversion Agent) shall notify the Company of any conversion pursuant to this Article 8 on the Conversion Date for such conversion. No Notice of Conversion with respect to any Notes may be surrendered by a Holder thereof if such Holder has also delivered a Fundamental Change Repurchase Notice to the Company in respect of such Notes and not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 9.02.

If more than one Note shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(c)                                  Any Note shall be deemed to have been converted as of the close of business on the date on which the Holder of such Note satisfies all of the applicable requirements set forth in subsection (b) above with respect to such Note and on which conversion of such Note is not otherwise prohibited under the Indenture shall be the Conversion Date with respect to such Note (the “Conversion Date”). The Company shall cause to be issued and deliver to the Conversion Agent or to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the full number of Shares to which such Holder shall be entitled in satisfaction of the Company’s Conversion Obligation.

(d)                                 In case any Note shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note, without payment of any service charge by the exchanging Holder but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such conversion being different from the name of the Holder of the old Notes surrendered for such conversion.

(e)                                  The Company shall pay any documentary, stamp or similar issue or transfer tax due upon conversion other than any tax that may be payable relating to any transfer involved in the issuance or delivery of Shares, if any, due upon conversion in a name other than that of the converting Holder, which such taxes shall be the obligation of the Holder. Certificates representing Shares shall be issued and delivered only after all applicable transfer or similar taxes, if any, payable by the Holder have been paid in full.

(f)                                   Except as provided in Section 8.04, no adjustment shall be made for dividends on any Shares delivered upon the conversion of any Note as provided in this Article 8.

(g)                                  Upon the conversion of an interest in a Global Note, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

(h)                                 Upon conversion, a Holder shall not receive any separate cash payment for accrued and unpaid interest, if any, except as set forth below. The Company’s settlement of the Conversion Obligation shall be deemed to satisfy in full its obligation to pay the principal amount of the Note and accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date. As a result, accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Notwithstanding the foregoing, if Notes are converted after the close of business on a Regular Record Date, Holders of such Notes as of the close of business on such Regular Record Date will receive the full amount of interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. Notes surrendered for conversion during the period from the close of business on any Regular Record Date but prior to the open of business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on the Notes so converted; provided that no such payment shall be required (1) for conversions following the close of business on the Regular Record Date immediately preceding the Maturity Date; (2) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date; or (3) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Note.

(i)                                     The Person in whose name the certificate for any Shares delivered upon conversion is registered shall be treated as a stockholder of record as of the close of business on the Conversion Date.

(j)                                    Notwithstanding the foregoing, the Company shall not deliver any fractional Shares upon conversion and instead shall deliver cash in lieu of fractional Shares based on the Last Reported Sale Price of the Shares on the Conversion Date.

Section 8.03                             Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Changes. (a) If a Make-Whole Fundamental Change occurs prior to the Maturity Date and a Holder elects to convert its Notes in connection with such

Make-Whole Fundamental Change, the Company shall, under the circumstances described below, increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional Shares (the “Additional Shares”), as described below. A conversion of Notes shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change only if the Conversion Date occurs on or following the Effective Date of the Make-Whole Fundamental Change but before the close of business on the Business Day immediately preceding the related Fundamental Change Repurchase Date (or in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (b) of the definition thereof, the 35th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change).

(b)                                 Upon surrender of Notes for conversion in connection with a Make-Whole Fundamental Change, the Company shall pay or deliver, as the case may be, the consideration due in respect of such converted Notes in accordance with Section 8.02 based on the Conversion Rate as increased to reflect the Additional Shares pursuant to the table below; provided, however, that if, at the effective time of a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Reference Property following such Make-Whole Fundamental Change is composed entirely of cash, for any conversion of Notes following the Effective Date of such Make-Whole Fundamental Change, the Conversion Obligation shall be calculated based solely on the Stock Price for the transaction and shall be deemed to be an amount of cash per $1,000 principal amount of converted Notes equal to the Conversion Rate (including any adjustment for Additional Shares), multiplied by such Stock Price. In such event, the Conversion Obligation shall be paid to Holders in cash on the third Business Day following the Conversion Date. The Company shall notify the Holders of Notes of the Effective Date of any Make-Whole Fundamental Change and issue a press release announcing such Effective Date no later than five Business Days after such Effective Date.

(c)                                  The number of Additional Shares, if any, by which the Conversion Rate shall be increased shall be determined by reference to the table below, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) and the price (the “Stock Price”) paid (or deemed to be paid) per Share in the Make-Whole Fundamental Change. If the holders of the Shares receive in conversion only cash in a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Stock Price shall be the cash amount paid per Share. Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices of the Shares over the five Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change. The Board of Directors shall make appropriate adjustments to the Stock Price, in its good faith determination, to account for any adjustments to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs, during such five Trading Day period.

(d)                                 The Stock Prices set forth in the column headings of the table below shall be adjusted as of any date on which the Conversion Rate of the Notes is otherwise adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in the table below shall be adjusted in the same manner and at the same time as the Conversion Rate as set forth in Section 8.04.

(e)                                  The following table sets forth the number of Additional Shares by which the Conversion Rate shall be increased upon conversion in connection with a Make-Whole Fundamental Change for each Stock Price and Effective Date set forth below:

Stock Price

Effective Date	$6.37	$6.75	$7.01	$7.25	$7.50	$8.50	$9.50
January 23, 2017	7.9920	7.0258	6.4522	6.2511	4.6189	0.2267	0.0000
January 15, 2018	9.2479	7.2466	6.5312	5.5614	3.9522	0.1679	0.0000
January 15, 2019	10.5038	7.3485	6.6422	4.8718	3.2856	0.1091	0.0000
January 15, 2020	11.7597	7.4980	6.7411	4.1821	2.6189	0.0973	0.0000
January 15, 2021	13.0156	7.5701	6.8215	3.4925	1.9522	0.0000	0.0000
January 15, 2022	14.2714	7.7215	0.0000	0.0000	0.0000	0.0000	0.0000

The exact Stock Prices and Effective Dates may not be set forth in the table above, in which case:

(i)                                     if the Stock Price is between two Stock Prices on the table or the Effective Date is between two Effective Dates on the table, the number of Additional Shares shall be determined by straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year;

(ii)                                  if the Stock Price is greater than $9.50 per
Share (subject to adjustment in the same manner and at the same time as the Stock Prices in the table above), the Conversion Rate will not be increased; and

(iii)                               if the Stock Price less than $6.37 per Share (subject to adjustment in the same manner and at the same time as the Stock Prices in the table above), the Conversion Rate will not be increased.

Notwithstanding the foregoing, in no event will the total number of Shares issuable upon conversion exceed 156.9858 per $1,000 principal amount of Notes, subject to adjustment in the same manner as the Conversion Rate.

(f)                                   Nothing in this Section 8.03 shall prevent an adjustment to the Conversion Rate pursuant to Section 8.04.

Section 8.04                             Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustments to the Conversion Rate if Holders of the Notes participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of the Shares and solely as a result of holding the Notes, in any of the transactions described in this Section 8.04, without having to convert their Notes, as if they held a number of Shares equal to the Conversion Rate for each $1,000 of principal amount of Notes held by such Holder.

(a)                                 If the Company issues Shares as a dividend or distribution on Shares, or if the Company effects a share split or share combination, the Conversion Rate will be adjusted based on the following formula:

where,

CR 1 =

the Conversion Rate in effect immediately after the close of business on the Record Date for such dividend or distribution or immediately after the open of business on the Effective Date of such share split or combination, as the case may be;

CR 0 =

the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution or immediately prior to the open of business on the Effective Date of such share split or combination, as the case may be;

OS 0 =

the number of Shares outstanding immediately prior to the close of business on the Record Date for such dividend or distribution or immediately prior to the open of business on the Effective Date of such share split or combination, as the case may be; and

OS 1 =	the number of Shares that would be outstanding immediately after, and solely as a result of, such dividend, distribution, share split or combination, as the case may be.

Any adjustment made under this Section 8.04(a) shall become effective immediately after the close of business on the Record Date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 8.04(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b)                                 If the Company distributes to all or substantially all holders of Shares any rights, options or warrants entitling them to purchase, for a period of 45 calendar days or less from the declaration date for such distribution, Shares at a price per Share less than the average of the Last Reported Sale Prices of the Shares during the 10 consecutive Trading Days immediately preceding, but excluding, the declaration date for such distribution, the Conversion Rate will be increased based on the following formula:

where,

CR 1 =	the Conversion Rate in effect immediately after the close of business on the Record Date for such distribution;

CR 0 =	the Conversion Rate in effect immediately prior to the close of business on the Record Date for such distribution;

OS 0 =	the number of Shares outstanding immediately prior to the close of business on the Record Date for such distribution;

X =	the total number of Shares issuable pursuant to such rights or warrants; and

Y =

the number of Shares equal to the aggregate price payable to exercise such rights or warrants, divided by the average of the Last Reported Sale Prices of the Shares during the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the declaration date for such distribution.

Any increase made under this Section 8.04(b) will be made successively whenever any such rights, options or warrants are distributed and shall become effective immediately after the close of business on the Record Date for such distribution. To the extent that Shares are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the distribution of such rights, options or warrants been made on the basis of delivery of only the number of Shares actually delivered. If such rights, options or warrants are not so distributed, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such Record Date for such distribution had not occurred.

For the purpose of this Section 8.04(b), in determining whether any rights, options or warrants entitle the Holders to purchase Shares at a price per Share less than the average of the Last Reported Sale Prices for the 10 consecutive Trading Days ending on, and including, the Trading Day immediately preceding the declaration date for such distribution, and in determining the aggregate offering price of such Shares, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable upon exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c)           (i) If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other of its assets or property or rights, options or warrants to acquire the Company’s Capital Stock to all or substantially all holders of the Shares, excluding (1) dividends or distributions described in Section 8.04(a) or Section 8.04(b), (2) dividends or distributions paid exclusively in cash, (3) distributions of Reference Property in connection with a transaction described in Section 8.07 and (4) Spin-Offs as to which the provisions set forth below in this Section 8.04(c) shall apply (any of such shares, evidences of indebtedness, other assets or property, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

where,

CR 1 =	the Conversion Rate in effect immediately after the close of business on the Record Date for such distribution;

CR 0 =	the Conversion Rate in effect immediately prior to the close of business on the Record Date for such distribution;

SP 0 =

the average of the Last Reported Sale Prices of the Shares during the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV =

the fair market value (as determined by the Board of Directors) of the Distributed Property distributed with respect to each Share as of the open of business on the Ex-Dividend Date for such distribution.

Any increase made under this Section 8.04(c)(i) will become effective immediately after the close of business on the Record Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP 0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Shares without having to convert its Notes, the amount and kind of Distributed Property such Holder would have received as if such Holder owned a number of Shares equal to the Conversion Rate in effect on the Record Date for the distribution.

(ii)           With respect to an adjustment pursuant to this Section 8.04(c)where there has been a payment of a dividend or other distribution on the Shares in shares of Capital Stock of any class or series of or relating to a subsidiary or other business unit of the Company’s that will be, upon distribution, listed on a U.S. national or regional securities exchange (a “Spin-Off”) the Conversion Rate will be increased based on the following formula:

where,

CR 1 =	the Conversion Rate in effect immediately after the close of business on the Record Date for the Spin-Off;

CR 0 =	the Conversion Rate in effect in effect immediately prior to the close of business on the Record Date for the Spin-Off;

FMV =

the average of the Last Reported Sale Prices (determined in good faith by the Company in a manner consistent with the definition of Last Reported Sale Price, as if the distributed Capital Stock was the Shares) of the Capital Stock distributed to holders of the Shares applicable to one Share over the first 10 consecutive Trading Day period beginning on, and including, the Ex-Dividend Date for such Spin-Off (such period, the “Valuation Period”); and

MP 0 =	the average of the Last Reported Sale Prices of the Shares during the Valuation Period.

Any adjustment to the Conversion Rate under this Section 8.04(c)(ii) will be made immediately after the close of business on the last day of the Valuation Period, but will be given effect as of the open of business on the Record Date for the Spin-Off; provided that, if the relevant Conversion Date occurs with respect to any conversions during the Valuation Period, references to the 10 consecutive Trading Day period shall be replaced with such lesser number of days as have elapsed between the Ex-Dividend Date for such Spin-Off and the Conversion Date in determining the applicable Conversion Rate.

Subject to Section 8.10, for the purposes of this Section 8.04(c), rights, options or warrants distributed by the Company to all holders of the Shares entitling them to subscribe for or purchase shares of the Company’s Capital Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (a “Trigger Event”): (1) are deemed to be transferred with such Shares; (2) are not exercisable; and (3) are also issued in respect of future issuances of Shares, shall be deemed not to have been distributed for purposes of this Section 8.04(c) (and no adjustment to the Conversion Rate under this Section 8.04(c) will be required), until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 8.04(c). In addition, in the event of any distribution or deemed distribution of rights, options or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 8.04(c) was made, (1) in the case of any such rights, options or warrants which shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per Share redemption or purchase price received by holders of Shares with respect to such rights, options or warrants (assuming each such Holder had retained such rights, options or warrants), made to all holders of Shares as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

For purposes of Section 8.04(a) hereof, Section 8.04(b) hereof and this Section 8.04(c), if any dividend or distribution to which this Section 8.04(c) applies includes one or both of:

(1)           a dividend or distribution of Shares to which Section 8.04(a) hereof also applies (the “Clause A Distribution”); or

(2)           a dividend or distribution of rights, options or warrants to which Section 8.04(b) hereof also applies (the “Clause B Distribution”),

then (i) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 8.04(c) applies (the “Clause C Distribution”) and any Conversion Rate adjustment required to be made under this Section 8.04(c) with respect to such Clause C Distribution shall be made, and (ii) the Clause A Distribution and Clause B Distribution, if any, shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 8.04(a) and Section 8.04(b) with respect thereto shall then be made, except that, if determined by the Company (I) the “Record Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Record Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the close of business on such Record Date or the open of business on such Effective Date” within the meaning of Section 8.04(a) or “outstanding immediately prior to the close of business on such Record Date” within the meaning of Section 8.04(b).

(d)           If the Company pays any cash dividends or distributions exclusively in cash to all or substantially all holders of the Shares, other than regular, periodic cash dividends that do not exceed the dividend threshold amount defined below, the Conversion Rate will be increased based on the following formula:

where,

CR 1 =	the Conversion Rate in effect immediately after the close of business on the Record Date for such dividend or distribution;

CR 0 =	the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution;

SP 0 =	the Last Reported Sale Price of the Shares on the Trading Day immediately preceding the Ex-Dividend date for such distribution;

DTA =

the dividend threshold amount (the “Dividend Threshold Amount”), which shall initially be $0.24 per quarter per Share (provided that if the Board of Directors announces any change to the length of a regular dividend period, the Company will proportionately adjust the dividend threshold amount); and

C =	the amount in cash per Share that the Company distributes to holders of the Shares.

Any adjustment made under this Section 8.04(d) shall become effective immediately after the close of business on the Record Date for such dividend or distribution. The Dividend Threshold Amount is subject to adjustment on an inversely proportional basis whenever the Conversion Rate is adjusted, other than adjustments made pursuant to this Section 8.04(d). If an adjustment is required to be made as set forth in this Section 8.04(d) as a result of a distribution that is not a regular periodic dividend, the Dividend Threshold Amount will be deemed to be zero.

If such dividend or distribution is not so paid, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as Holders of Shares, the amount of cash that such Holder would have received if such Holder owned a number of Shares equal to the Conversion Rate on the Record Date for such cash dividend or distribution.

(e)           If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for the Shares, to the extent that the cash and value of any other consideration included in the payment per Share exceeds the average of the Last Reported Sale Prices of the Shares during the Averaging Period, the Conversion Rate will be increased based on the following formula:

where,

CR 1 =

the Conversion Rate in effect immediately after the close of business on the last trading day of the 10 consecutive Trading Day period commencing on, and including, the trading day next succeeding the date such tender or exchange offer expires (the “Averaging Period”);

CR 0 =	the Conversion Rate in effect immediately prior to the close of business on the Last Trading Day of the Averaging Period;

AC =	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for Shares purchased in such tender or exchange offer;

SP 1 =	the average of the Last Reported Sale Prices of the Shares during the Averaging Period;

OS 1 =

the number of Shares outstanding immediately after the close of business on the date such tender or exchange offer expires (after giving effect to the purchase or exchange of all Shares accepted for purchase or exchange in such tender offer or exchange offer); and

OS 0 =

the number of Shares outstanding immediately prior to the close of business on the date such tender or exchange offer expires (prior to giving effect to the purchase or exchange of any Shares in such tender offer or exchange offer).

Any adjustment to the Conversion Rate under this Section 8.04(e) will be made immediately after the close of business on the last day of the Averaging Period, but will be given effect as of the open of business on the Trading Day next succeeding the date such tender offer or exchange offer expires; provided that, if the relevant Conversion Date occurs during the Averaging Period, references to the 10 consecutive trading day period shall be replaced with such lesser number of trading days as have elapsed between the expiration date of such tender or exchange offer and such Conversion Date in determining the applicable Conversion Rate.

(f)            In addition, notwithstanding the foregoing, if a Conversion Rate adjustment becomes effective on any Record Date as described above, and a Holder that has converted its Notes on or prior to such Record Date such that it would be treated as the record Holder of Shares as of such Record Date described in Section 8.02 based on an adjusted Conversion Rate for such Record Date, then notwithstanding the foregoing Conversion Rate adjustment provisions, the Conversion Rate adjustment relating to such Record Date will not be made for such converting Holder. Instead, such Holder will be treated as if such Holder were the record owner of the Shares on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(g)           Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of Shares or any securities convertible into or exchangeable for Shares or carrying the right to purchase Shares or such convertible or exchangeable securities.

(h)           In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 8.04, and to the extent permitted by applicable law and subject to the applicable rules of The NASDAQ Global Select Market, the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the Company’s best interest. In addition, the Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of the Shares or rights to purchase Shares in connection with a dividend or distribution of Shares (or rights to acquire Shares) or similar event. Whenever the Conversion Rate is increased pursuant to either of the preceding two sentences, the Company shall mail to the Holder of each Note at its last address appearing on the Security Register a notice of the increase prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(i)            Notwithstanding anything to the contrary in this Article 8, the Conversion Rate shall not be adjusted:

(i)            upon the issuance of Shares at a price below the conversion price or otherwise, unless otherwise expressly described in the above provisions of this Article 8;

(ii)           on account of Share repurchases that are not tender offers referred to in Section 8.04(e) above, including structured or derivative transactions, or pursuant to a share repurchase program approved by the Board of Directors or otherwise;

(iii)          upon the issuance of any Shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in Shares under any plan;

(iv)          upon the issuance of any Shares or options or rights to purchase those Shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

(v)           upon the issuance of any Shares pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described above and outstanding as of the date the Notes were first issued;

(vi)          solely for a change in the par value of the Shares; or

(vii)         for accrued and unpaid interest, if any.

(j)            Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee (and the Conversion Agent if not the Trustee) an Officer’s Certificate setting forth the Conversion Rate after such adjustment, detailing the calculation of the Conversion Rate and describing the facts upon which the adjustment is based. The Company shall publish this information on its website or through such other public medium as the Company may use at that time.

(k)           Whenever the Company is required to calculate the Conversion Rate, or any adjustment thereto, the Company will do so to the nearest 1/10,000th of a Share.

(l)            For purposes of this Section 8.04, the number of Shares at any time outstanding shall not include Shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on Shares held in its treasury, but shall include Shares issuable in respect of scrip certificates issued in lieu of fractions of Shares.

(m)          Notwithstanding the foregoing, the Company not be required to make an adjustment in the Conversion Rate unless the adjustment would require a change of at least 1% in the Conversion Rate. However, the Company shall carry forward any adjustment that is less than 1% of the Conversion Rate, take such carried-forward adjustments into account in any subsequent adjustment, and make such carried forward adjustments, regardless of whether the aggregate adjustment is less than 1%, (a) annually on the anniversary of the first date of issue of the Notes and (b) upon the conversion of any Notes.

Section 8.05          Adjustments of Prices. Whenever any provision of the Indenture requires the Company to calculate the Last Reported Sale Prices over a span of multiple days, the Company shall make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion

Rate where the Ex-Dividend Date of the event occurs, at any time during the period when the closing sale prices or Last Reported Sale Prices are to be calculated.

Section 8.06          Reservation of Shares. The Company shall provide, free from preemptive rights, out of the Company’s authorized but unissued Shares or Shares held in treasury, a number of Shares equal to the Conversion Rate multiplied by the aggregate principal amount of Notes presented for conversion (expressed in thousands and assuming that at the time of computation of such number of Shares, all such Notes would be converted by a single Holder).

Section 8.07          Effect of Recapitalizations, Reclassifications and Changes of the Shares.

(a)           In the case of:

(i)            any recapitalization, reclassification or change of the Shares (other than changes resulting from a subdivision or combination),

(ii)           any consolidation, merger or combination involving the Company,

(iii)          any sale, lease or other transfer to a third party of the consolidated assets of the Company and its Subsidiaries substantially as an entirety or

(iv)          any statutory share exchange,

in each case, as a result of which the Shares would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event”), then, at and after the effective time of such Merger Event, the right to convert each $1,000 principal amount of Notes shall be changed into a right to convert such principal amount of Notes for the kind and amount of shares of common stock, other securities or other property or assets (including cash or any combination thereof) that a Holder of a number of Shares equal to the Conversion Rate immediately prior to such Merger Event would have owned or been entitled to receive (the “Reference Property”, with each “unit of Reference Property” meaning the kind and amount of Reference Property that a Holder of one Share is entitled to receive) upon such Merger Event, and the Company shall execute and deliver to the Trustee a supplemental indenture permitted under Section 7.02(c) providing for the foregoing; provided, however, that at and after the effective time of the Merger Event the Conversion Obligation shall be calculated and settled in accordance with Section 8.02, such that (A) the number of Shares, if any, otherwise deliverable upon conversion of the Notes in accordance with Section 8.02 shall instead be deliverable in the amount and type of Reference Property that a Holder of that number of Shares would have received in such Merger Event and (B) the Last Reported Sale Price shall be calculated based on the value of a unit of Reference Property.

If the Merger Event causes the Shares to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then (i) the Reference Property for which the Notes will be convertible shall be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of Shares that affirmatively make such an election or (ii) if no holders of the Shares affirmatively make such an election, the types and amounts of consideration actually received by the holders of the Shares. The Company shall notify Holders, the Trustee and the

Conversion Agent (if other than the Trustee) of such weighted average as soon as practicable after such determination is made.

If the holders of Shares receive only cash in such Merger Event, then for all conversions that occur after the effective date of such Merger Event (x) the consideration due upon conversion of each $1,000 principal amount of Notes shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased by any Additional Shares pursuant to Section 8.03), multiplied by the price paid per Share in such Merger Event and (y) the Company shall satisfy the Conversion Obligation by paying cash to converting Holders on the third Business Day immediately following the Conversion Date.

If the consideration received by holders of Shares in a Merger Transaction consists of Capital Stock then such supplemental indenture described above shall provide for anti-dilution and other adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Article 8, as determined in good faith by the Board of Directors. If, in the case of any Merger Event, the Reference Property includes shares of common stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the successor or purchasing corporation, as the case may be, in such Merger Event, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing.

(b)                                 In the event the Company shall execute a supplemental indenture pursuant to subsection (a) of this Section 8.07, the Company shall promptly deliver to the Trustee an Officer’s Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that will comprise a unit of Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders.

(c)                                  The Company shall not become a party to any Merger Event unless its terms are consistent with this Section 8.07. None of the foregoing provisions shall affect the right of a Holder of Notes to convert its Notes into Shares, if any, as set forth in Section 8.01 and Section 8.02 prior to the effective date of such Merger Event.

(d)                                 The above provisions of this Section 8.07 shall similarly apply to successive Merger Events.

Section 8.08                             Certain Covenants. (a) The Company covenants that all Shares delivered upon conversion of Notes will be fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue and delivery thereof.

(b)                                 The Company further covenants that if at any time the Shares shall be listed on any national or regional securities exchange or automated quotation system the Company will list and keep listed, so long as the Shares shall be so listed on such exchange or automated quotation system, any Shares deliverable upon conversion of the Notes.

Section 8.09                             Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the

Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any Shares, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue or of the Company to transfer or deliver any shares or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 8.07 relating either to the kind or amount of Shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 8.07 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 9.03 of the Base Indenture, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officer’s Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

Section 8.10                             Shareholder Rights Plans. To the extent that the Company has a shareholder rights plan in effect upon conversion of the Notes, each Holder will receive, in addition to any Shares due upon conversion, the rights under the applicable rights agreement. However, if, prior to any conversion, the rights have separated from the Shares in accordance with the provisions of the applicable shareholders’ rights plan, the Conversion Rate will be adjusted at the time of separation as if the Company distributed to all holders of the Shares, shares of the Company’s Capital Stock, evidences of indebtedness, securities, assets or property as described in Section 8.04(c) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

ARTICLE 9

REPURCHASE OF NOTES AT OPTION OF HOLDERS

Section 9.01                             Repurchase at Option of Holders Upon a Fundamental Change. (a) If a Fundamental Change occurs at any time prior to the Maturity Date, each Holder of Notes shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes, or any portion thereof that is equal to $1,000 or an integral multiple of $1,000 in excess thereof, on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than 20 Business Days nor more than 35 Business Days following the date of the Fundamental Change Company Notice at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Company shall instead pay the full amount of accrued and unpaid interest to Holders of Notes of record as of such Regular Record Date, and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of Notes to be repurchased pursuant to this Article 9.

(b)                                 Repurchases of Notes under this Section 9.01 shall be made, at the option of the Holder thereof, upon:

(i)                                     delivery to the Paying Agent by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth in Attachment 2 to the Form of Note attached hereto as Exhibit A, if the Notes are Physical Notes, or in compliance with the Depositary’s procedures for surrendering interests in Global Notes, if the Notes are Global Notes, in each case on or before the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date; and

(ii)                                  delivery of the Notes, if the Notes are Physical Notes, to the Paying Agent at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements for transfer) at the Corporate Trust Office of the Paying Agent, or book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the procedures of the Depositary, in each case such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.

The Fundamental Change Repurchase Notice in respect of any Notes to be repurchased shall state:

(i)                                     in the case of Physical Notes, the certificate numbers of the Notes to be delivered for repurchase;

(ii)                                  the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an whole multiples thereof; and

(iii)                               that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and the Indenture;

provided, however, that if the Notes are Global Notes, the Fundamental Change Repurchase Notice must comply with appropriate Depositary procedures.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 9.01 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 9.02.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

(c)                                  On or before the 20th calendar day after the occurrence of the effective date of a Fundamental Change, the Company shall provide to all Holders of Notes and the Trustee and the Paying Agent (in the case of a Paying Agent other than the Trustee) a written notice (the “Fundamental Change Company Notice”) of the occurrence of the effective date of the Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof. In the case of Physical Notes, such notice shall be by first class mail or, in the case of Global Notes, such notice shall be delivered in accordance with the Applicable Procedures. Each Fundamental Change Company Notice shall specify:

(i)                                     the events causing the Fundamental Change;

(ii)                                  the effective date of the Fundamental Change;

(iii)                               the last date on which a Holder may exercise the repurchase right pursuant to this Article 9;

(iv)                              the Fundamental Change Repurchase Price;

(v)                                 the Fundamental Change Repurchase Date;

(vi)                              the name and address of the Paying Agent and the Conversion Agent, if applicable;

(vii)                           if applicable, the Conversion Rate and any adjustments to the Conversion Rate;

(viii)                        that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of the Indenture; and

(ix)                              the procedures that Holders must follow to require the Company to repurchase their Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 9.01.

Simultaneously with providing such notice, the Company shall publish such information in a newspaper of general circulation in The City of New York, on the Company’s website or through such other public medium as the Company may use at that time.

(d)                                 Notwithstanding the foregoing, no Notes may be repurchased by the Company on any date at the option of the Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such Fundamental Change Repurchase Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective

Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the procedures of the Depositary shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 9.02                             Withdrawal of Fundamental Change Repurchase Notice. (a) A Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Corporate Trust Office of the Paying Agent in accordance with this Section 9.02 at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:

(i)                                     the principal amount of the Notes with respect to which such notice of withdrawal is being submitted,

(ii)                                  in the case of Physical Notes, the certificate number of the Note in respect of which such notice of withdrawal is being submitted, and

(iii)                               the principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000 in excess thereof;

provided, however, that if the Notes are Global Notes, the notice must comply with the Applicable Procedures.

Section 9.03                             Deposit of Fundamental Change Repurchase Price. (a) The Company will deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 9.06 of the Base Indenture) on or prior to 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Fundamental Change Repurchase Price. Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for repurchase (and not withdrawn prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date) will be made on the later of (i) the Fundamental Change Repurchase Date (provided the Holder has satisfied the conditions in Section 9.01) and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by Section 9.01 by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Security Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price.

(b)                                 If by 11:00 a.m. New York City time, on the Fundamental Change Repurchase Date, the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased on such Fundamental Change Repurchase Date, then, with respect to the Notes that have been properly surrendered for repurchase and not validly withdrawn, (i) such Notes will cease to be outstanding, (ii) interest will cease to accrue on such Notes (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent, as the case may be) and (iii) all other rights of the Holders of such Notes will terminate (other than the right to receive the Fundamental Change Repurchase Price upon delivery or transfer of such Notes).

(c)                                  Upon surrender of a Note that is to be repurchased in part pursuant to Section 9.01, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Note surrendered.

Section 9.04                             Covenant to Comply with Applicable Laws Upon Repurchase of Notes. In connection with any repurchase offer, the Company will, if required:

(a)                                 comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may be applicable at the time of the offer to repurchase the Notes;

(b)                                 file a Schedule TO or any successor or similar schedule to the extent required under the Exchange Act; and

(c)                                  otherwise comply with all federal and state securities laws in connection with any offer by the Company to repurchase the Notes;

in each case, so as to permit the rights and obligations under this Article 9 to be exercised in the time and in the manner specified in this Article 9.

ARTICLE 10

NO REDEMPTION AND NO SINKING FUND

Section 10.01                      No Redemption; No Sinking Fund. Articles IV and V of the Base Indenture shall not apply to the Notes. The Notes shall not be redeemable by the Company prior to the Maturity Date, and no sinking fund is provided for the Notes.

ARTICLE 11

MISCELLANEOUS PROVISIONS

Section 11.01                      Trust Indenture Act of 1939. This First Supplemental Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act.

Section 11.02                      Governing Law. The laws of the State of New York shall govern this First Supplemental Indenture and the Notes.

Section 11.03                      Duplicate Originals. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 11.04                      Separability. In case any provision in this First Supplemental Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.05                      Ratification. The Base Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects ratified and confirmed. The Base Indenture and this First Supplemental Indenture shall be read, taken and construed as one and the same instrument. All provisions included in this First Supplemental Indenture supersede any conflicting provisions included in the Base Indenture unless not permitted by law. The Trustee accepts the trusts created by the Base Indenture, as supplemented by this First Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Base Indenture, as supplemented by this First Supplemental Indenture.

Section 11.06                      Effectiveness. The provisions of this First Supplemental Indenture shall become effective as of the date hereof.

Section 11.07                      Successors. All agreements of the Company in this First Supplemental Indenture shall bind its successors. All agreements of the Trustee in this First Supplemental Indenture shall bind its successors.

Section 11.08                      Trustee’s Disclaimer. The recitals contained herein shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture, the Notes or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company.

Section 11.09                      No Security Interest Created. Nothing in this First Supplemental Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 11.10                      Calculations. Except as otherwise provided herein, the Company shall be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of the Last Reported Sale Prices of the Shares, accrued interest payable on the Notes and the Conversion Rate of the Notes. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders of Notes. The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification and shall have no liability or responsibility for such calculations or any information used in connection therewith. The Trustee will forward the Company’s calculations to any Holder of Notes upon the request of that Holder at the sole cost and expense of the Company.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first written above.

NEW YORK MORTGAGE TRUST, INC.,
as the Company

By:	/s/ Steven R. Mumma
Name: Steven R. Mumma
Title: Chief Executive Officer

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Hazrat R. Haniff
Name: Hazrat R. Haniff
Title: Assistant Vice President

EXHIBIT A

[FORM OF FACE OF NOTE]

[INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE OR ANY PORTION HEREOF IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON OTHER THAN THE DEPOSITORY TRUST COMPANY OR CEDE & CO. IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[THIS NOTE IS A GLOBAL SECURITY AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]

New York Mortgage Trust, Inc.

6.25% Senior Convertible Note due 2022

No. [ ]	[Initially](1) $[ ]

CUSIP No.                                     649604 AD7

ISIN                                                                      US649604AD74

NEW YORK MORTGAGE TRUST, INC., a Maryland corporation (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [CEDE & CO.](2)

(1)         Include if a Global Note.

(2)         Include if a Global Note.

[                  ](3), or registered assigns, the principal sum [of $[                  ]](4) [as set forth in the “Schedule of Increases and Decreases of Convertible Notes” attached hereto, which amount, taken together with the principal amounts of all other outstanding Notes, shall not, unless permitted by the Indenture, exceed $138,000,000 in aggregate at any time](5), on January 15, 2022, and interest thereon as set forth below.

This Note shall bear interest on the outstanding principal amount at the rate of 6.25% per year from January 23, 2017, or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date, until January 15, 2022. Interest is payable semi-annually in arrears on each January 15 and July 15, commencing on July 15, 2017, to Holders of record at the close of business on the preceding January 1 and July 1 (whether or not such day is a Business Day), respectively. Accrued interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months. If a payment date is not a Business Day, payment will be made on the next succeeding Business Day, and no additional interest will accrue thereon. Additional Interest may be payable as set forth in Section 6.02 of the within-mentioned First Supplemental Indenture, and any reference to interest on, or in respect of, any Note therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to Section 6.02, and any express mention of the payment of Additional Interest in any provision therein shall not be construed as excluding Additional Interest in those provisions thereof where such express mention is not made.

Any overdue principal or interest shall accrue interest per annum at the rate borne by the Notes, subject to the enforceability thereof under applicable law, from, and including, the relevant payment date to, but excluding, the date on which such principal or interest shall have been paid by the Company in accordance with the Indenture.

The Company shall pay the principal of and interest on this Note, if such Note is a Global Note, in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note. The Company shall pay the principal of any Notes (other than Notes that are Global Notes) as provided in the Indenture. The Company has initially designated the Trustee as its Paying Agent and Registrar in respect of the Notes and its agency in the Borough of Manhattan, The City of New York, as a place where Notes may be presented for registration of transfer.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into Shares (and cash in lieu of fractional Shares) on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

(3)         Include if a definitive Registered Security.

(4)         Include if a definitive Registered Security.

(5)         Include if a Global Note.

This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually by the Trustee or a duly authorized authenticating agent under the Indenture.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

NEW YORK MORTGAGE TRUST, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

Dated: [•]

U.S. BANK NATIONAL ASSOCIATION
as the Trustee

By:
Name:
Title:

[FORM OF REVERSE OF NOTE]

New York Mortgage Trust, Inc.
6.25% Senior Convertible Notes due 2022

This Note is one of a duly authorized issue of Notes of the Company, designated as its 6.25% Senior Convertible Notes due 2022 (the “Notes”), limited to the aggregate principal amount of $138,000,000 all issued or to be issued under and pursuant to a First Supplemental Indenture dated as of January 23, 2017 (the “First Supplemental Indenture”), between the Company and U.S. Bank National Association (the “Trustee”), which amends and supplements the Indenture dated as of January 23, 2017 between the Company and the Trustee (the “Base Indenture” and, as amended and supplemented by the First Supplemental Indenture and from time to time with respect to the Notes, the “Indenture”). Reference is hereby made to the Indenture for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes.

In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Repurchase Price and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Company may, without the consent of the Holders, reopen the Indenture and issue additional Notes with the same terms and with the same CUSIP number as the Notes initially issued thereunder in an unlimited aggregate principal amount; provided that if any such additional Notes are not fungible with the Notes initially issued thereunder for U.S. federal income tax purposes, such additional Notes shall have a separate CUSIP number.

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or deliver, as the case may be, the principal of, accrued and unpaid interest on, and the consideration due upon conversion of, this Note at the place, at the respective times, at the rate and in the lawful money herein prescribed.

The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples of $1,000 in excess thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be converted for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any documentary, stamp or similar issue or transfer tax that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such conversion of Notes being different from the name of the Holder of the old Notes surrendered for such conversion.

The Notes are not subject to redemption through the operation of any sinking fund or otherwise.

This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples of $1,000 in excess thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, prior to the close of business on the Business Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is $1,000 or an integral multiple thereof, into Shares (and cash in lieu of fractional Shares) at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

Terms used in this Note and defined in the Indenture are used herein as therein defined.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Custodian

TEN ENT = as tenants by the entireties

JT TEN = joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

SCHEDULE A(6)

SCHEDULE OF INCREASES AND DECREASES OF CONVERTIBLE NOTES

New York Mortgage Trust, Inc.
6.25% Senior Convertible Notes due 2022

The initial principal amount of this Global Note is $[                ]. The following increases or decreases in this Global Note have been made:

Date of conversion	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

(6)         Include if a Global Note.

ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]

To: New York Mortgage Trust, Inc.

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 principal amount or an integral multiples of $1,000 in excess thereof) below designated, into Shares (and cash in lieu of fractional Shares) in accordance with the terms of the Indenture referred to in this Note, and directs the Shares issuable and deliverable upon such conversion, together with any cash for any fractional Share, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below.

If any Shares or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any in accordance with Section 8.03(d) and Section 8.03(e) of the First Supplemental Indenture. Any amount required to be paid to the undersigned on account of interest accompanies this Note.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Shares are to be issued, or Notes are to be delivered, other than to and in the name of the registered holder.

Fill in for registration of Shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)
Please print name and address

Principal amount to be converted (if less than all):
$ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer
Identification Number

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

To: New York Mortgage Trust, Inc.

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from New York Mortgage Trust, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Section 9.01 of the First Supplemental Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple of $1,000 in excess thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date.

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer
Identification Number
Principal amount to be repaid (if less than all):
$ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.